Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Announces Record First Quarter 2023 Financial Results
•Record first quarter total revenues, new vehicle revenues and units sold, increased 7.4%, 12.1% and 7.9%, respectively, over the comparable prior year period
•All-time record quarterly parts and service revenues and gross profit, increased 16.0% and 14.4%, respectively, over the comparable prior year period
•Current quarter diluted earnings per common share from continuing operations of $11.12 and record first quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $10.93
HOUSTON, April 26, 2023 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 203 dealerships located in the U.S. and U.K., today reported record financial results for the first quarter of 2023 (“current quarter”), highlighted by a first quarter record adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $10.93 and all-time record quarterly parts and service revenues and gross profit.
The current quarter consolidated parts and service revenues and gross profit of $548.3 million and $297.3 million, respectively, were the highest in Company history. Record first quarter new vehicle revenues of $2.0 billion outperformed the prior year period, providing double digit growth. Retail used vehicle units sold was also a first quarter record, reflecting our efforts to use our existing franchise dealership network to expand our used vehicle market share.
“Group 1 achieved another strong quarter. Our teams delivered record aftersales performances in both the U.S. and U.K., as a result of ongoing investment in aftersales in areas such as technician recruitment, innovation, and technology. Our customers continue to respond by trusting us with their business,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer. “Record first quarter new vehicle revenues are a result to some degree of elevated prices from ongoing inventory shortages. Some manufacturers are maintaining production discipline into the future. Our days’ supply continues well below historical averages and is single digits in some of our critical brands. We also saw outstanding success with AcceleRide® in the quarter, setting another sales record where our customers engaged on a deeper level than ever before.”
Reconciliations for financial results, non-GAAP metrics, and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
Total revenues for the current quarter were $4.1 billion, a 7.4% increase compared to $3.8 billion for the first quarter of 2022 (“prior year quarter”).
Net income from continuing operations for the current quarter was $158.8 million, a 21.1% decrease compared to $201.1 million for the prior year quarter. Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $156.1 million, a 15.4% decrease compared to $184.6 million in the prior year quarter.
Current quarter diluted earnings per common share from continuing operations was $11.12, a 5.6% decrease compared to $11.78 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $10.93, a 1.1% increase over the prior year quarter of $10.81. Current quarter and prior year quarter adjusted diluted earnings per common share from continuing operations exclude adjusted diluted earnings per common share from discontinued operations of $(0.02) and $0.11, respectively.

First Quarter 2023 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	1Q23	Change	1Q23	Change
Total revenues	$4.1B	+7.4%	$3.9B	+3.9%
Total gross profit (“GP”)	$727.9M	+0.4%	$689.9M	(2.5)%
NV units sold	39,649	+7.9%	37,679	+5.4%
NV GP per retail unit (“PRU”)	$4,710	(14.0)%	$4,659	(15.2)%
Used vehicle (“UV”) retail units sold	45,437	+3.7%	43,177	+0.8%
UV retail GP PRU	$1,689	(15.8)%	$1,701	(15.4)%
Parts & service (“P&S”) GP	$297.3M	+14.4%	$282.5M	+11.4%
P&S Gross Margin (“GM”)	54.2%	(0.7)%	54.1%	(0.7)%
Finance and Insurance (“F&I”) revenues	$165.1M	(4.6)%	$156.3M	(7.4)%
F&I GP PRU	$1,940	(9.7)%	$1,933	(10.1)%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	63.6%	+584 bps	63.7%	+328 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	63.7%	+300 bps	63.6%	+312 bps
Corporate Development
In March 2023, the Company acquired a Chevrolet dealership that is the 5th ranked Chevrolet dealership in new vehicle volume in Florida. This acquisition is expected to generate $150.0 million of annual revenues.
In March 2023, the Company disposed of one dealership in New Jersey and terminated one franchise in New Mexico. In April 2023, the Company disposed of one dealership in New York. These dealerships generated approximately $50.0 million in annualized revenues.
From January 1, 2021 to March 31, 2023, the Company actively pursued growth opportunities with the acquisition and integration of dealership operations with total expected annual revenues of $3.6 billion. Over the same period, portfolio optimization activities resulted in opportunistic dispositions of certain dealerships and the Company’s Brazilian operations, with annual revenues of $470.0 million and $319.8 million, respectively, based on the most recent annual period prior to disposition.
Share Repurchases
During the current quarter, the Company repurchased 180,982 shares, representing approximately 1.3% of the Company’s current year beginning outstanding common shares, at an average price per common share of $191.85, for a total of $34.7 million, excluding excise taxes of $0.2 million. During the eighteen-month period ended March 31, 2023, the Company repurchased 4,180,353 shares, at an average price per common share of $178.91, for a total of $747.9 million, representing approximately 23.1% of the eighteen-month period’s beginning outstanding common shares.
As of March 31, 2023, the Company had an aggregate 14.1 million outstanding common shares and unvested restricted stock awards. The Company currently has $128.5 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.
First Quarter 2023 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first quarter 2023 financial results. The conference call will be simulcast live on the Internet at group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     3269170
A telephonic replay will be available following the call through May 3, 2023, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    6349914
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 203 automotive dealerships, 272 franchises, and 45 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the impacts of COVID-19 and the armed conflict in Ukraine on our business and the supply chains upon which our business is dependent, (j) the impacts of continued inflation and any potential global recession, (k) our ability to maintain sufficient liquidity to operate, (l) the risk that proposed transactions will not be consummated in a timely manner, and (m) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
tbratton@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$1,955.7	$1,745.1	$210.6	12.1%
Used vehicle retail sales	1,348.9	1,359.9	(11.0)	(0.8)%
Used vehicle wholesale sales	112.0	93.5	18.5	19.8%
Parts and service sales	548.3	472.9	75.5	16.0%
Finance, insurance and other, net	165.1	173.0	(7.9)	(4.6)%
Total revenues	4,130.0	3,844.4	285.7	7.4%
COST OF SALES:
New vehicle retail sales	1,769.0	1,543.9	225.1	14.6%
Used vehicle retail sales	1,272.1	1,272.0	0.1	—%
Used vehicle wholesale sales	110.0	90.6	19.3	21.3%
Parts and service sales	251.0	213.1	37.9	17.8%
Total cost of sales	3,402.1	3,119.7	282.4	9.1%
GROSS PROFIT	727.9	724.7	3.2	0.4%
Selling, general and administrative expenses	462.8	418.5	44.4	10.6%
Depreciation and amortization expense	22.4	21.2	1.2	5.8%
Asset impairments	1.1	—	1.1	100.0%
INCOME FROM OPERATIONS	241.5	285.0	(43.5)	(15.3)%
Floorplan interest expense	12.6	5.3	7.4	139.4%
Other interest expense, net	19.7	17.4	2.2	12.9%
Other expense	2.8	—	2.8	100.0%
INCOME BEFORE INCOME TAXES	206.4	262.3	(55.9)	(21.3)%
Provision for income taxes	47.6	61.2	(13.6)	(22.2)%
Net income from continuing operations	158.8	201.1	(42.3)	(21.1)%
Net (loss) income from discontinued operations	(0.3)	1.8	(2.1)	(118.3)%
NET INCOME	$158.4	$202.9	$(44.5)	(21.9)%
Less: Earnings allocated to participating securities	4.1	5.9	(1.8)	(30.9)%
Net income available to diluted common shares	$154.4	$197.1	$(42.7)	(21.7)%
Diluted earnings per share from continuing operations	$11.12	$11.78	$(0.66)	(5.6)%
Diluted (loss) earnings per share from discontinued operations	$(0.02)	$0.11	$(0.13)	(121.9)%
DILUTED EARNINGS PER SHARE	$11.10	$11.88	$(0.79)	(6.6)%
Weighted average dilutive common shares outstanding	13.9	16.6	(2.7)	(16.1)%
Weighted average participating securities	0.4	0.5	(0.1)	(25.9)%
Total weighted average shares	14.3	17.1	(2.8)	(16.4)%
Effective tax rate on continuing operations	23.1%	23.3%	(0.3)%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	March 31, 2023	December 31, 2022	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$21.3	$47.9	$(26.6)	(55.6)%
Inventories, net	$1,540.0	$1,356.6	$183.5	13.5%
Floorplan notes payable, net (1)	$1,146.1	$1,005.2	$141.0	14.0%
Total debt	$1,988.5	$2,082.5	$(94.0)	(4.5)%
Total equity	$2,352.5	$2,237.5	$115.0	5.1%
(1) Amounts are net of offset accounts of $122.8 and $153.6, respectively.

	Three Months Ended March 31,
	2023	2022
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	77.9%	80.3%
United Kingdom	22.1%	19.7%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	22.1%	23.0%
Volkswagen/Audi/Porsche/SEAT/SKODA	17.7%	15.3%
BMW/MINI	12.3%	13.1%
Ford/Lincoln	8.3%	8.2%
Honda/Acura	7.2%	8.0%
Chevrolet/GMC/Buick	6.7%	6.2%
Mercedes-Benz/Sprinter	6.5%	5.9%
Hyundai/Kia/Genesis	5.1%	4.3%
Nissan	4.1%	4.6%
Chrysler/Dodge/Jeep/RAM	3.6%	5.2%
Subaru	2.8%	3.0%
Jaguar/Land Rover	2.0%	1.4%
Mazda	1.2%	1.4%
Other	0.4%	0.3%
	100.0%	100.0%

	March 31, 2023	December 31, 2022	March 31, 2022
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	25	24	11
Used vehicle inventory	30	34	33
U.S.
New vehicle inventory	27	21	9
Used vehicle inventory	25	28	28
U.K.
New vehicle inventory	19	36	17
Used vehicle inventory	44	63	52
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,955.7	$1,745.1	$210.6	12.1%	$(33.9)	14.0%
Used vehicle retail sales	1,348.9	1,359.9	(11.0)	(0.8)%	(33.2)	1.6%
Used vehicle wholesale sales	112.0	93.5	18.5	19.8%	(3.1)	23.1%
Total used	1,460.9	1,453.4	7.5	0.5%	(36.3)	3.0%
Parts and service sales	548.3	472.9	75.5	16.0%	(7.7)	17.6%
F&I, net	165.1	173.0	(7.9)	(4.6)%	(1.7)	(3.5)%
Total revenues	$4,130.0	$3,844.4	$285.7	7.4%	$(79.8)	9.5%
Gross profit:
New vehicle retail sales	$186.7	$201.3	$(14.5)	(7.2)%	$(3.1)	(5.7)%
Used vehicle retail sales	76.7	87.8	(11.1)	(12.6)%	(1.8)	(10.6)%
Used vehicle wholesale sales	2.0	2.8	(0.8)	(28.8)%	—	(29.5)%
Total used	78.8	90.7	(11.9)	(13.1)%	(1.8)	(11.2)%
Parts and service sales	297.3	259.8	37.5	14.4%	(4.5)	16.2%
F&I, net	165.1	173.0	(7.9)	(4.6)%	(1.7)	(3.5)%
Total gross profit	$727.9	$724.7	$3.2	0.4%	$(11.1)	2.0%
Gross margin:
New vehicle retail sales	9.5%	11.5%	(2.0)%
Used vehicle retail sales	5.7%	6.5%	(0.8)%
Used vehicle wholesale sales	1.8%	3.0%	(1.2)%
Total used	5.4%	6.2%	(0.8)%
Parts and service sales	54.2%	54.9%	(0.7)%
Total gross margin	17.6%	18.9%	(1.2)%
Units sold:
Retail new vehicles sold (1)	39,649	36,733	2,916	7.9%
Retail used vehicles sold	45,437	43,806	1,631	3.7%
Wholesale used vehicles sold	10,374	9,099	1,275	14.0%
Total used	55,811	52,905	2,906	5.5%
Average sales price per unit sold:
New vehicle retail (1)	$49,651	$47,509	$2,142	4.5%	$(529)	5.6%
Used vehicle retail	$29,687	$31,043	$(1,356)	(4.4)%	$(730)	(2.0)%
Gross profit per unit sold:
New vehicle retail sales	$4,710	$5,479	$(769)	(14.0)%	$(78)	(12.6)%
Used vehicle retail sales	$1,689	$2,005	$(316)	(15.8)%	$(39)	(13.8)%
Used vehicle wholesale sales	$194	$310	$(116)	(37.5)%	$2	(38.1)%
Total used	$1,411	$1,714	$(303)	(17.7)%	$(31)	(15.8)%
F&I PRU	$1,940	$2,148	$(207)	(9.7)%	$(21)	(8.7)%
Other:
SG&A expenses	$462.8	$418.5	$44.4	10.6%	$(7.8)	12.5%
Adjusted SG&A expenses (2)	$463.6	$439.8	$23.8	5.4%	$(7.7)	7.2%
SG&A as % gross profit	63.6%	57.7%	5.8%
Adjusted SG&A as % gross profit (2)	63.7%	60.7%	3.0%
Operating margin %	5.8%	7.4%	(1.6)%
Adjusted operating margin % (2)	5.9%	6.9%	(1.0)%
Pretax margin %	5.0%	6.8%	(1.8)%
Adjusted pretax margin % (2)	4.9%	6.3%	(1.4)%
Floorplan expense:
Floorplan interest expense	$12.6	$5.3	$7.4	139.4%	$(0.2)	144.0%
Less: Floorplan assistance (3)	14.6	14.0	0.5	3.7%	—	3.8%
Net floorplan expense	$(1.9)	$(8.8)	$6.8		$(0.2)
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,608.6	$1,433.1	$175.5	12.2%
Used vehicle retail sales	1,030.1	1,037.9	(7.8)	(0.8)%
Used vehicle wholesale sales	82.4	57.2	25.1	43.9%
Total used	1,112.4	1,095.1	17.3	1.6%
Parts and service sales	473.8	408.4	65.4	16.0%
F&I, net	147.6	154.7	(7.1)	(4.6)%
Total revenues	$3,342.4	$3,091.3	$251.0	8.1%
Gross profit:
New vehicle retail sales	$154.1	$173.3	$(19.2)	(11.1)%
Used vehicle retail sales	59.8	68.7	(8.9)	(12.9)%
Used vehicle wholesale sales	2.2	3.2	(1.0)	(31.1)%
Total used	62.0	71.9	(9.9)	(13.7)%
Parts and service sales	253.8	221.0	32.9	14.9%
F&I, net	147.6	154.7	(7.1)	(4.6)%
Total gross profit	$617.6	$620.9	$(3.3)	(0.5)%
Gross margin:
New vehicle retail sales	9.6%	12.1%	(2.5)%
Used vehicle retail sales	5.8%	6.6%	(0.8)%
Used vehicle wholesale sales	2.7%	5.7%	(3.0)%
Total used	5.6%	6.6%	(1.0)%
Parts and service sales	53.6%	54.1%	(0.5)%
Total gross margin	18.5%	20.1%	(1.6)%
Units sold:
Retail new vehicles sold	30,883	29,498	1,385	4.7%
Retail used vehicles sold	34,440	33,940	500	1.5%
Wholesale used vehicles sold	7,480	6,001	1,479	24.6%
Total used	41,920	39,941	1,979	5.0%
Average sales price per unit sold:
New vehicle retail	$52,086	$48,583	$3,503	7.2%
Used vehicle retail	$29,909	$30,580	$(671)	(2.2)%
Gross profit per unit sold:
New vehicle retail sales	$4,991	$5,876	$(885)	(15.1)%
Used vehicle retail sales	$1,736	$2,023	$(287)	(14.2)%
Used vehicle wholesale sales	$299	$540	$(241)	(44.7)%
Total used	$1,480	$1,800	$(321)	(17.8)%
F&I PRU	$2,260	$2,439	$(179)	(7.4)%
Other:
SG&A expenses	$388.7	$353.6	$35.1	9.9%
Adjusted SG&A expenses (1)	$389.4	$372.3	$17.1	4.6%
SG&A as % gross profit	62.9%	56.9%	6.0%
Adjusted SG&A as % gross profit (1)	63.1%	60.0%	3.1%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$347.1	$312.0	$35.1	11.2%	$(33.9)	22.1%
Used vehicle retail sales	318.8	322.0	(3.2)	(1.0)%	(33.2)	9.3%
Used vehicle wholesale sales	29.6	36.3	(6.6)	(18.3)%	(3.1)	(9.7)%
Total used	348.4	358.3	(9.8)	(2.7)%	(36.3)	7.4%
Parts and service sales	74.6	64.5	10.1	15.7%	(7.7)	27.6%
F&I, net	17.5	18.3	(0.8)	(4.1)%	(1.7)	5.4%
Total revenues	$787.7	$753.0	$34.6	4.6%	$(79.8)	15.2%
Gross profit:
New vehicle retail sales	$32.6	$27.9	$4.7	16.7%	$(3.1)	27.8%
Used vehicle retail sales	17.0	19.2	(2.2)	(11.6)%	(1.8)	(2.3)%
Used vehicle wholesale sales	(0.2)	(0.4)	0.2	46.5%	—	41.8%
Total used	16.7	18.8	(2.0)	(10.8)%	(1.8)	(1.5)%
Parts and service sales	43.5	38.8	4.7	12.0%	(4.5)	23.5%
F&I, net	17.5	18.3	(0.8)	(4.1)%	(1.7)	5.4%
Total gross profit	$110.4	$103.8	$6.6	6.3%	$(11.1)	17.0%
Gross margin:
New vehicle retail sales	9.4%	9.0%	0.4%
Used vehicle retail sales	5.3%	6.0%	(0.6)%
Used vehicle wholesale sales	(0.8)%	(1.2)%	0.4%
Total used	4.8%	5.2%	(0.4)%
Parts and service sales	58.4%	60.2%	(1.9)%
Total gross margin	14.0%	13.8%	0.2%
Units sold:
Retail new vehicles sold (1)	8,766	7,235	1,531	21.2%
Retail used vehicles sold	10,997	9,866	1,131	11.5%
Wholesale used vehicles sold	2,894	3,098	(204)	(6.6)%
Total used	13,891	12,964	927	7.2%
Average sales price per unit sold:
New vehicle retail (1)	$40,795	$43,129	$(2,334)	(5.4)%	$(3,983)	3.8%
Used vehicle retail	$28,991	$32,638	$(3,647)	(11.2)%	$(3,017)	(1.9)%
Gross profit per unit sold:
New vehicle retail sales	$3,719	$3,861	$(142)	(3.7)%	$(352)	5.5%
Used vehicle retail sales	$1,542	$1,944	$(402)	(20.7)%	$(161)	(12.4)%
Used vehicle wholesale sales	$(77)	$(135)	$58	42.8%	$7	37.7%
Total used	$1,205	$1,447	$(243)	(16.8)%	$(126)	(8.0)%
F&I PRU	$886	$1,068	$(182)	(17.0)%	$(88)	(8.8)%
Other:
SG&A expenses	$74.2	$64.9	$9.3	14.3%	$(7.8)	26.3%
Adjusted SG&A expenses (2)	$74.2	$67.5	$6.6	9.8%	$(7.7)	21.2%
SG&A as % gross profit	67.2%	62.5%	4.7%
Adjusted SG&A as % gross profit (2)	67.2%	65.1%	2.1%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,854.4	$1,708.3	$146.0	8.5%	$(33.1)	10.5%
Used vehicle retail sales	1,277.3	1,335.0	(57.7)	(4.3)%	(32.2)	(1.9)%
Used vehicle wholesale sales	103.1	91.7	11.4	12.5%	(3.0)	15.8%
Total used	1,380.4	1,426.6	(46.3)	(3.2)%	(35.3)	(0.8)%
Parts and service sales	521.8	462.1	59.7	12.9%	(7.1)	14.5%
F&I, net	156.3	168.9	(12.5)	(7.4)%	(1.7)	(6.4)%
Total revenues	$3,912.8	$3,765.9	$146.9	3.9%	$(77.3)	6.0%
Gross profit:
New vehicle retail sales	$175.5	$196.3	$(20.8)	(10.6)%	$(3.0)	(9.1)%
Used vehicle retail sales	73.4	86.1	(12.7)	(14.7)%	(1.7)	(12.7)%
Used vehicle wholesale sales	2.1	2.8	(0.8)	(26.9)%	—	(27.6)%
Total used	75.5	89.0	(13.4)	(15.1)%	(1.7)	(13.2)%
Parts and service sales	282.5	253.5	29.0	11.4%	(4.2)	13.1%
F&I, net	156.3	168.9	(12.5)	(7.4)%	(1.7)	(6.4)%
Total gross profit	$689.9	$707.6	$(17.8)	(2.5)%	$(10.6)	(1.0)%
Gross margin:
New vehicle retail sales	9.5%	11.5%	(2.0)%
Used vehicle retail sales	5.7%	6.5%	(0.7)%
Used vehicle wholesale sales	2.0%	3.1%	(1.1)%
Total used	5.5%	6.2%	(0.8)%
Parts and service sales	54.1%	54.9%	(0.7)%
Total gross margin	17.6%	18.8%	(1.2)%
Units sold:
Retail new vehicles sold (1)	37,679	35,734	1,945	5.4%
Retail used vehicles sold	43,177	42,830	347	0.8%
Wholesale used vehicles sold	9,770	8,819	951	10.8%
Total used	52,947	51,649	1,298	2.5%
Average sales price per unit sold:
New vehicle retail (1)	$49,556	$47,807	$1,749	3.7%	$(536)	4.8%
Used vehicle retail	$29,582	$31,169	$(1,587)	(5.1)%	$(746)	(2.7)%
Gross profit per unit sold:
New vehicle retail sales	$4,659	$5,493	$(835)	(15.2)%	$(79)	(13.7)%
Used vehicle retail sales	$1,701	$2,010	$(310)	(15.4)%	$(39)	(13.4)%
Used vehicle wholesale sales	$213	$323	$(110)	(34.0)%	$2	(34.7)%
Total used	$1,426	$1,722	$(296)	(17.2)%	$(32)	(15.3)%
F&I PRU	$1,933	$2,149	$(216)	(10.1)%	$(21)	(9.1)%
Other:
SG&A expenses	$439.7	$427.8	$11.9	2.8%	$(7.3)	4.5%
Adjusted SG&A expenses (2)	$438.6	$427.8	$10.8	2.5%	$(7.3)	4.2%
SG&A as % gross profit	63.7%	60.5%	3.3%
Adjusted SG&A as % gross profit (2)	63.6%	60.5%	3.1%
Operating margin %	5.8%	6.9%	(1.1)%
Adjusted operating margin % (2)	5.9%	6.9%	(1.0)%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,515.4	$1,396.9	$118.6	8.5%
Used vehicle retail sales	967.6	1,014.7	(47.1)	(4.6)%
Used vehicle wholesale sales	74.1	55.6	18.5	33.2%
Total used	1,041.7	1,070.3	(28.6)	(2.7)%
Parts and service sales	453.2	400.7	52.4	13.1%
F&I, net	139.2	150.7	(11.5)	(7.6)%
Total revenues	$3,149.6	$3,018.6	$130.9	4.3%
Gross profit:
New vehicle retail sales	$144.0	$168.4	$(24.4)	(14.5)%
Used vehicle retail sales	57.1	67.0	(9.9)	(14.8)%
Used vehicle wholesale sales	2.3	3.2	(0.9)	(28.6)%
Total used	59.5	70.3	(10.8)	(15.4)%
Parts and service sales	241.6	216.3	25.3	11.7%
F&I, net	139.2	150.7	(11.5)	(7.6)%
Total gross profit	$584.2	$605.7	$(21.5)	(3.5)%
Gross margin:
New vehicle retail sales	9.5%	12.1%	(2.6)%
Used vehicle retail sales	5.9%	6.6%	(0.7)%
Used vehicle wholesale sales	3.1%	5.8%	(2.7)%
Total used	5.7%	6.6%	(0.9)%
Parts and service sales	53.3%	54.0%	(0.7)%
Total gross margin	18.5%	20.1%	(1.5)%
Units sold:
Retail new vehicles sold	29,102	28,522	580	2.0%
Retail used vehicles sold	32,517	33,045	(528)	(1.6)%
Wholesale used vehicles sold	6,914	5,751	1,163	20.2%
Total used	39,431	38,796	635	1.6%
Average sales price per unit sold:
New vehicle retail	$52,074	$48,976	$3,098	6.3%
Used vehicle retail	$29,757	$30,706	$(948)	(3.1)%
Gross profit per unit sold:
New vehicle retail sales	$4,947	$5,904	$(958)	(16.2)%
Used vehicle retail sales	$1,757	$2,029	$(271)	(13.4)%
Used vehicle wholesale sales	$335	$564	$(229)	(40.6)%
Total used	$1,508	$1,812	$(304)	(16.8)%
F&I PRU	$2,259	$2,449	$(189)	(7.7)%
Other:
SG&A expenses	$368.8	$361.6	$7.2	2.0%
Adjusted SG&A expenses (1)	$367.7	$361.6	$6.1	1.7%
SG&A as % gross profit	63.1%	59.7%	3.4%
Adjusted SG&A as % gross profit (1)	62.9%	59.7%	3.2%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2023	2022	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$338.9	$311.5	$27.4	8.8%	$(33.1)	19.4%
Used vehicle retail sales	309.6	320.3	(10.7)	(3.3)%	(32.2)	6.7%
Used vehicle wholesale sales	29.0	36.1	(7.1)	(19.6)%	(3.0)	(11.2)%
Total used	338.6	356.4	(17.7)	(5.0)%	(35.3)	4.9%
Parts and service sales	68.6	61.3	7.3	11.8%	(7.1)	23.4%
F&I, net	17.1	18.1	(1.0)	(5.6)%	(1.7)	3.8%
Total revenues	$763.3	$747.3	$16.0	2.1%	$(77.3)	12.5%
Gross profit:
New vehicle retail sales	$31.6	$27.9	$3.7	13.2%	$(3.0)	23.9%
Used vehicle retail sales	16.3	19.1	(2.8)	(14.6)%	(1.7)	(5.7)%
Used vehicle wholesale sales	(0.2)	(0.4)	0.2	40.8%	—	35.6%
Total used	16.0	18.7	(2.6)	(14.0)%	(1.7)	(5.0)%
Parts and service sales	40.9	37.3	3.6	9.8%	(4.2)	21.0%
F&I, net	17.1	18.1	(1.0)	(5.6)%	(1.7)	3.8%
Total gross profit	$105.6	$101.9	$3.7	3.6%	$(10.6)	14.0%
Gross margin:
New vehicle retail sales	9.3%	9.0%	0.4%
Used vehicle retail sales	5.3%	6.0%	(0.7)%
Used vehicle wholesale sales	(0.8)%	(1.1)%	0.3%
Total used	4.7%	5.2%	(0.5)%
Parts and service sales	59.6%	60.7%	(1.1)%
Total gross margin	13.8%	13.6%	0.2%
Units sold:
Retail new vehicles sold (1)	8,577	7,212	1,365	18.9%
Retail used vehicles sold	10,660	9,785	875	8.9%
Wholesale used vehicles sold	2,856	3,068	(212)	(6.9)%
Total used	13,516	12,853	663	5.2%
Average sales price per unit sold:
New vehicle retail (1)	$40,732	$43,187	$(2,455)	(5.7)%	$(3,977)	3.5%
Used vehicle retail	$29,046	$32,733	$(3,686)	(11.3)%	$(3,023)	(2.0)%
Gross profit per unit sold:
New vehicle retail sales	$3,682	$3,867	$(186)	(4.8)%	$(349)	4.2%
Used vehicle retail sales	$1,527	$1,948	$(421)	(21.6)%	$(160)	(13.4)%
Used vehicle wholesale sales	$(83)	$(130)	$48	36.4%	$7	30.8%
Total used	$1,187	$1,452	$(265)	(18.2)%	$(124)	(9.7)%
F&I PRU	$889	$1,066	$(177)	(16.6)%	$(89)	(8.3)%
Other:
SG&A expenses	$70.9	$66.2	$4.7	7.0%	$(7.3)	18.1%
SG&A as % gross profit	67.1%	64.9%	2.1%
(1) Retail new vehicle units sold for 2023 include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2023
	U.S. GAAP	Non-cash gain on interest rate swaps	Dealership and real estate transactions	Legal matters	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$462.8	$—	$1.9	$(1.1)	$—	$463.6
Depreciation and amortization expense	$22.4	$—	$—	$—	$(0.2)	$22.2
Asset impairments	$1.1	$—	$—	$—	$(1.1)	$—
Income (loss) from operations	$241.5	$—	$(1.9)	$1.1	$1.4	$242.1
Other interest expense, net	$19.7	$4.0	$—	$—	$—	$23.7

Income (loss) before income taxes	$206.4	$(4.0)	$(1.9)	$1.1	$1.4	$202.9
Less: Provision (benefit) for income taxes	47.6	(0.9)	(0.4)	0.3	0.3	46.8
Net income (loss) from continuing operations	158.8	(3.1)	(1.4)	0.9	1.0	156.1
Less: Earnings (loss) allocated to participating securities	4.1	(0.1)	—	—	—	4.0
Net income (loss) from continuing operations available to diluted common shares	$154.7	$(3.0)	$(1.4)	$0.8	$1.0	$152.1

Diluted earnings (loss) per common share from continuing operations	$11.12	$(0.22)	$(0.10)	$0.06	$0.07	$10.93

Effective tax rate	23.1%					23.1%

SG&A as % gross profit (1)	63.6%					63.7%
Operating margin (2)	5.8%					5.9%
Pretax margin (3)	5.0%					4.9%

Same Store SG&A expenses	$439.7	$—	$—	$(1.1)	$—	$438.6
Same Store SG&A as % gross profit (1)	63.7%					63.6%

Same Store income from operations	$227.9	$—	$—	$1.1	$1.1	$230.1
Same Store operating margin (2)	5.8%					5.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.3)	$—	$(0.3)
Less: Earnings allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.3)	$—	$(0.3)

Net income (loss)	$158.4	$(2.6)	$155.8
Less: Earnings (loss) allocated to participating securities	4.1	(0.1)	4.0
Net income (loss) available to diluted common shares	$154.4	$(2.6)	$151.8

Diluted loss per common share from discontinued operations	$(0.02)	$—	$(0.02)
Diluted earnings (loss) per common share from continuing operations	11.12	(0.19)	10.93
Diluted earnings (loss) per common share	$11.10	$(0.19)	$10.91
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP adjusted
SG&A expenses	$418.5	$21.4	$439.8
Income (loss) from operations	$285.0	$(21.4)	$263.7

Income (loss) before income taxes	$262.3	$(21.4)	$240.9
Less: Provision (benefit) for income taxes	61.2	(4.9)	56.3
Net income (loss) from continuing operations	201.1	(16.5)	184.6
Less: Earnings (loss) allocated to participating securities	5.8	(0.5)	5.3
Net income (loss) from continuing operations available to diluted common shares	$195.3	$(16.0)	$179.3

Diluted earnings (loss) per common share from continuing operations	$11.78	$(0.97)	$10.81

Effective tax rate	23.3%		23.4%

SG&A as % gross profit (1)	57.7%		60.7%
Operating margin (2)	7.4%		6.9%
Pretax margin (3)	6.8%		6.3%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.8	$—	$1.8
Less: earnings allocated to participating securities	0.1	—	0.1
Net income from discontinued operations available to diluted common shares	$1.8	$—	$1.8

Net income (loss)	$202.9	$(16.5)	$186.4
Less: Earnings (loss) allocated to participating securities	5.9	(0.5)	5.4
Net income (loss) available to diluted common shares	$197.1	$(16.0)	$181.0

Diluted earnings per common share from discontinued operations	$0.11	$—	$0.11
Diluted earnings (loss) per common share from continuing operations	11.78	(0.97)	10.81
Diluted earnings (loss) per common share	$11.88	$(0.97)	$10.92
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items above.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2023
	U.S. GAAP	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$388.7	$1.9	$(1.1)	$389.4
SG&A as % gross profit (1)	62.9%			63.1%

Same Store SG&A expenses	$368.8	$—	$(1.1)	$367.7
Same Store SG&A as % gross profit (1)	63.1%			62.9%

	Three Months Ended March 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP adjusted
SG&A expenses	$353.6	$18.7	$372.3
SG&A as % gross profit (1)	56.9%		60.0%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.K.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$64.9	$2.7	$67.5
SG&A as % gross profit (1)	62.5%		65.1%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.